EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (Number 333-103408), the Registration Statements on Form S-3 (Numbers 333-89938 and 100478) and the Registration Statements on Form S-8 (Numbers 333-96673, 333-96675 and 333-96687) of Pepco Holdings, Inc. of our report dated February 10, 2003 relating to the financial statements which appear in the Current Report on Form 8-K of Pepco Holdings, Inc. dated March 6, 2003.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Washington, DC

March 6, 2003

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